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                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS  AMENDMENT TO AGREEMENT  AND PLAN OF MERGER  ("Amendment")  is entered
into  and  is  effective  as  of  June 17,  1996,  by  and  among   LASERSIGHT
INCORPORATED, a Delaware corporation ("Parent"), LSI ACQUISITION, INC., a New Jersey corporation ("Newco"), EYE DIAGNOSTICS & SURGERY, P.A., a New Jersey corporation, d/b/a Northern NJ Eye Institute (the "Company"), JOHN W. NORRIS, M.D. ("Norris"), and BERNARD SPIER, M.D. ("Spier" and collectively with Norris, the "Stockholders").
                                 R E C I T A L S

         WHEREAS, Parent, Newco, the Company and the Stockholders entered into an Agreement and Plan of Merger dated as of April 18, 1996 (the "Agreement");

         WHEREAS, Parent, Newco, the Company and the Stockholders desire to amend certain provisions of the Agreement as provided for herein.

         NOW, THEREFORE, the parties agree as follows:

         1. The first sentence of Section 7.1 shall be deleted and the following shall be inserted in its place:

          The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the earlier of (i) July 15, 1996, (ii) if the conditions set forth in Section 6.2(n) have been satisfied, on such earlier date as Parent and the Stockholders shall mutually agree, or (iii) on such other date as Parent and the Stockholders shall mutually agree, at the offices of Sonnenschein, Nath & Rosenthal, 1221 Avenue of the Americas, 24th Floor, New York, New York 10020, or at such other place as the parties shall agree, and shall be effective as of the Effective Time (the "Closing Date").

         2. The date "June 17, 1996" referenced in Section 9.1(b)(iii) of the Agreement shall be deleted and the date "July 15, 1996" shall be inserted in its place.

         3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same amendment.

         IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first written above.
                                       LASERSIGHT INCORPORATED

                                       By:/s/Michael R. Farris
                                       ------------------------------------
                                             Chief Executive Officer

                                       LSI ACQUISITION, INC.

                                       By:/s/Michael R. Farris
                                       ------------------------------------
                                             Michael R. Farris
                                       Name:-------------------------------
                                             President
                                       Title:------------------------------

                                       EYE DIAGNOSTICS & SURGERY, P.A.

                                       By:   /s/John W. Norris
                                       ------------------------------------
                                                John W. Norris
                                       Name:-------------------------------
                                                President
                                       Title:------------------------------

                                       STOCKHOLDERS

                                        /s/John W. Norris
                                       ------------------------------------
                                       John W. Norris, M.D.

                                       /s/Bernard Spier
                                       ------------------------------------
                                       Bernard Spier, M.D.